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Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Silipos, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report makes reference to the Company's adoption of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which resulted in a change in the method of accounting for goodwill in 2003.

KPMG LLP

Atlanta, Georgia

January 28, 2005

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INDEPENDENT AUDITORS' CONSENT